UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NCI, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-3211574
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

11730 Plaza America Drive Reston, Virginia	20190
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:	333-127006
	(If applicable	)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
N/A	N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Class A Common Stock, par value $0.019
(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered

The description of the Class A common stock of NCI, Inc. (the “Company”) registered hereby is incorporated by reference to the description of the Registrant’s capital stock set forth under the heading “Description of Capital Stock” in the Company’s registration statement on Form S-1 (Registration No. 333-127006), as filed by the Company with the Securities Exchange Commission on July 29, 2005, as amended. Such description will be included in a form of prospectus subsequently filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, which prospectus shall be deemed incorporated by reference herein.

Item 2.	Exhibits

The following exhibits are filed as part of this Registration Statement on Form 8-A:

Number	Description
3.1	Amended and Restated Certificate of Incorporation of the Registrant(1)

3.2	Bylaws of the Registrant(3)

4.1	Specimen Class A Common Stock Certificate(4)

4.2*	NCI, Inc. 2005 Performance Incentive Plan(3)

4.3*	Form of 2005 Performance Incentive Plan Notice of Stock Option Grant and Stock Option Agreement(1)

4.4*	Amendment to NCI, Inc. Non-Qualified Stock Option Agreement(1)

4.5*	2005 Incentive Compensation Plan(1)

(1)	Previously filed on form S-1/A dated October 4, 2005.

(2)	Previously filed on form S-1/A dated September 6, 2005.

(3)	Previously filed on Form S-1 dated July 29, 2005.

(4)	Filed on Form S-1/A dated October 20, 2005

*	Management Contract or Compensatory Plan or Arrangement

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NCI, Inc.

By:	/s/ JUDITH L. BJORNAAS
Name:	Judith L. Bjornaas
Title:	Senior Vice President Chief Financial Officer

October 20, 2005

EXHIBIT INDEX

Number	Description

3.1	Amended and Restated Certificate of Incorporation of the Registrant(1)

3.2	Bylaws of the Registrant(3)

4.1	Specimen Class A Common Stock Certificate(4)

4.2*	NCI, Inc. 2005 Performance Incentive Plan(3)

4.3*	Form of 2005 Performance Incentive Plan Notice of Stock Option Grant and Stock Option Agreement(1)

4.4*	Amendment to NCI, Inc. Non-Qualified Stock Option Agreement(1)

4.5*	2005 Incentive Compensation Plan(1)

(1)	Previously filed on form S-1/A dated October 4, 2005.

(2)	Previously filed on form S-1/A dated September 6, 2005.

(3)	Previously filed on Form S-1 dated July 29, 2005.

(4)	Filed on Form S-1/A dated October 20, 2005.

*	Management Contract or Compensatory Plan or Arrangement